UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 29, 2010
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On May 4, 2010, Amkor Technology, Inc. (the “Company”) entered into an Indenture (the “Indenture”) between the Company and U.S. Bank National Association (“U.S. Bank”), as trustee, relating to the issuance by the Company of $345 million aggregate principal amount of its 7.375% Senior Notes due 2018 (the “Notes”).
The material terms and conditions of the Indenture and the Notes are as follows:
Maturity. The Notes mature on May 1, 2018.
Interest. The Notes pay interest of 7.375% per year. Interest on the Notes is paid semi-annually in arrears on May 1 and November 1, beginning on November 1, 2010.
Ranking. The Notes are the unsecured senior obligations of the Company.
Guarantees. Each of the Company’s domestic subsidiaries that is a significant subsidiary will be required to guarantee the Notes.
None of the Company’s domestic subsidiaries is currently a significant subsidiary.
Optional Redemption. The Company may redeem some or all of the Notes at any time prior to May 1, 2014, at a price equal to the sum of (a) the principal amount of Notes being redeemed, (b) accrued and unpaid interest to, but excluding, the redemption date, and (c) a “make-whole” premium. The Company may redeem some or all of the Notes on or after May 1, 2014 at descending prices, starting at 103.688% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time prior to May 1, 2013, the Company may redeem up to 35% of the Notes with the proceeds of certain equity offerings at 107.375% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the redemption date.
Change of Control. Upon a change in control (as defined in the Indenture), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of Notes outstanding plus accrued and unpaid interest to, but excluding, the date of repurchase.
Covenants. The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:
•	incur indebtedness and issue preferred stock;

•	make certain distributions, investments and other restricted payments;

•	sell assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments or transfer assets to the Company or any of its subsidiaries;

•	create liens;

•	merge, consolidate or sell substantially all of our and our subsidiaries’ assets, taken as a whole; and

•	enter into certain transactions with affiliates.
These covenants are subject to a number of important exceptions and qualifications.
Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal on the Notes to become due and payable:
          (a) the Company’s failure to pay when due an installment of interest on the Notes that continues for thirty (30) days or more;
          (b) the Company’s failure to pay when due the principal, or premium, if any, on the Notes;
          (c) the Company’s or any of its subsidiaries’ failure to make any payment required to be made under the Indenture pursuant to a change of control or an asset sale;
          (d) the Company’s or any of its subsidiaries’ failure to perform or observe any other covenant, representation, warranty or other agreements contained in the Notes or the Indenture for a period of sixty (60) days after notice of default is given;

          (e) the Company’s or any of its subsidiaries’ default under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money, or the guarantee thereof, in an aggregate principal amount of at least $10,000,000, if such default is caused by a failure to pay principal at maturity thereof or results in the acceleration of such indebtedness prior to maturity;
          (f) the Company or any of its significant subsidiaries, or group of subsidiaries that taken together would constitute a significant subsidiary, fail to pay final judgments in excess of $10,000,000 in the aggregate, and such judgments are not paid, discharged or stayed for sixty (60) days or more; and
          (g) certain events of bankruptcy or insolvency of the Company or any of its significant subsidiaries.
          Registration Rights. In connection with the offering of the Notes, the Company entered into a Registration Rights Agreement, dated as of May 4, 2010, with Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as the initial purchasers (the “Registration Rights Agreement”). The Company is obligated to use its reasonable best efforts to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement relating to an offer to exchange the Notes for notes issued by the Company that are registered with the Commission and have substantially identical terms as the Notes. If the Company is not able to effect the exchange offer, the Company will instead use its reasonable best efforts to file and cause to become effective a shelf registration statement covering the resale of the Notes.
          A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and a copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and each is incorporated herein by reference.
ITEM 8.01 Other Events.
On April 29, 2010, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of this press release is attached herewith as Exhibit 99.1.
On May 4, 2010, the Company issued a press release announcing the closing of its offering of the Notes and announcing that it had issued a notice of redemption for all of its outstanding 7.125% Senior Notes due 2011 and 7.75% Senior Notes due 2013. A copy of this press release is attached herewith as Exhibit 99.2.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
4.1	Indenture, dated May 4, 2010, by and between Amkor Technology, Inc. and U.S. Bank National Association, as trustee

4.2	Registration Rights Agreement, dated May 4, 2010, by and among Amkor Technology, Inc. and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

99.1	Press release, dated April 29, 2010, announcing pricing of senior notes

99.2	Press release, dated May 4, 2010, announcing closing of senior notes offering and notice of redemption

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010	Amkor Technology, Inc.
/s/ Gil C. Tily
Gil C. Tily
Executive Vice President and Chief Administrative Officer

Index to Exhibits

Exhibit	Description
4.1	Indenture, dated May 4, 2010, by and between Amkor Technology, Inc. and U.S. Bank National Association, as trustee

4.2	Registration Rights Agreement, dated May 4, 2010, by and among Amkor Technology, Inc. and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

99.1	Press release, dated April 29, 2010, announcing pricing of senior notes

99.2	Press release, dated May 4, 2010, announcing closing of senior notes offering and notice of redemption